EXHIBIT 4.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We have issued our report dated November 7, 2017, with respect to the statement of condition including the related portfolio of Investment Grade Municipal Trust, 10-20 Year Series 15 (included in Invesco Unit Trusts, Municipal Series 1302) as of November 7, 2017, contained in Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-215698) and Prospectus. We consent to the use of the aforementioned report in this Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

                                                          /s/ GRANT THORNTON LLP



New York, New York
November 7, 2017